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                                                                   EXHIBIT 99(a)

                        KEYCORP STUDENT LOAN TRUST 2001-A

                              OFFICER'S CERTIFICATE

JPMorgan Chase Bank                               JPMorgan Chase Bank
One Bank One Plaza, Suite 0126                    fka, The Chase Manhattan Bank
Chicago, IL  60670                                4 New York Plaza, 6th Floor
Attn: Corporate Trust Administration              New York, NY 10004
Phone: (312) 407-0192                             ATTN: ABS Administration
Fax:   (312) 407-1708                             Phone: (212) 623-5437
                                                  Fax:   (212) 623-5933

Key Bank USA, National Association                MBIA Insurance Corporation
800 Superior Ave, 4th Floor                       113 King Street
Cleveland, OH 44114                               Armonk, NY 10504
ATTN:  President, KER                             ATTN: Data Administration
Phone: (216) 828-4293                             Phone: (914) 765-3772
Fax:   (216) 828-9301                             Fax:   (914) 765-3660


Key Consumer Receivables LLC
c/o Key Bank USA, National Association
800 Superior Ave, 4th Floor
Cleveland, Ohio 44114
ATTN: President, KER
Phone: (216) 828-4293
Fax:   (216) 828-9301


Pursuant to Section 4.09 of the Sale and Servicing Agreement among Key Consumer Receivables LLC, as Depositor, KeyBank USA, National Association as Master Servicer and Administrator, KeyCorp Student Loan Trust 2001-A Trust, as Issuer, and JPMorgan Chase Bank as successor in interest to Bank One, National Association, not in its individual capacity but solely as Eligible Lender Trustee, dated as of September 1, 2001 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of the Master Servicer from January 1, 2003, through December 31, 2003, and of its performance under the Agreement has been made, and (ii) to the best of our knowledge, based on our review, the Master Servicer has fulfilled all its obligations under the Agreement throughout such period.

                                  Key Bank USA, National Association,
                                  as Master Servicer

                                  by:      /S/ DARLENE H. DIMITRIJEVS
                                     -------------------------------------------
Date: February 19, 2004           Name: Darlene H. Dimitrijevs
                                  Title:   Senior Vice President

                                  by:      /S/ DEBRA S. FRONIUS
                                     -------------------------------------------
                                  Name: Debra S. Fronius
                                  Title:   Vice President